UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

SUPERIOR UNIFORM GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida                                               11-1385670
(State of incorporation or organization)                               (I.R.S. Employer Identification No.)

10055 Seminole Blvd., Seminole, FL                                 33772
  (Address of principal executive offices)                              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                                            None
(Title of class)

__________________________________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant's Securities to be Registered.

The description of the Registrant’s common stock, par value $.001, contained in the Registrant’s Registration Statement on Form 10 filed on January 27, 1969 (File No. 1-05869) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is incorporated by reference as are any amendments thereto or other reports filed for the purpose of updating such description.

Item 2.                      Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant.
3.2	By-Laws of the Registrant, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Superior Uniform Group, Inc.

Date:  March 20, 2008                                                                                By:    /s/ Andrew D. Demott, Jr.
         Name:  Andrew D. Demott, Jr.
         Title:    Senior Vice President & CFO

SUPERIOR UNIFORM GROUP, INC

REGISTRATION STATEMENT ON FORM 8-A

INDEX TO EXHIBITS

Exhibit No.	Description
3.1
Amended and Restated Articles of Incorporation of the Registrant filed as Exhibit 3.1 to the Registrant's Interim Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference.

3.2	By-Laws of the Registrant, as amended.